EXHIBIT 10.11
                                 PROMISSORY NOTE
                                 ---------------

U.S. S220,000                                                   Denver, Colorado
                                                                     May 1, 2001

     1. FOR VALUE RECEIVED, the undersigned ("Promisor"), promises to pay to the order of Summit International Group, Inc. ("Note Holder"), at 12015 Whitman Lane, Dallas, Texas 75230, or such other place as the Note Holder may designate, the principal sum of $220,000 U.S. Dollars, with interest. Promisor shall pay the principal sum of $220,000, with interest, as follows:

        a. On the fifteenth of each month commencing after Michael Humecki's note a copy of which is attached hereto as Exhibit 1, is paid in full, the greater of (i) 50% of gross revenues collected during the prior month from the lease, sale or gift by Promisor of any of the assets acquired by Promisor from Summit International Group, Inc. ("Summit"), including rights to a proshuffle device, pursuant to the Asset Purchase Agreement attached hereto as Exhibit 2 or
(ii) $2.000; and

        b. On the fifteenth of each month after the receipt thereof, 15% of aggregate gross funds raised by Promisor, at any time, on or after May 1, 2001, pursuant to any private or public securities offering (as those terms are defined under federal and state securities statutes, including the Securities Act of 1933, as amended), but said 25% shall not be paid on the first $100,000 so raised by Promisor and not until after Michael Humecki's note is paid in full.

     2. Promisor shall pay to Note Holder interest at the rate of 8% per annum commencing May 1, 2004 on any portion of the $220,000 unpaid at the time. This interest shall be calculated at the rate of 1/12th of 8% of the total amount outstanding on the first of each month and then paid monthly (or otherwise) in conjunction with the payments provided for in paragraph 1, above.

     3. For purposes of determining the proper amount to be paid by Promisor to Note Holder under paragraph l(a), above, each proshuffler device leased or gifted by Promisor to a customer shall be deemed to have been leased, on a monthly basis, at the higher of the amount set forth in the lease agreement with the customer or $75.00 per month.

     4. Promisor shall pay Note Holder all sums due hereunder after payment of Michael Humecki's note attached hereto as Exhibit 1.


     5. (a) It is understood between Promisor and Note Holder that:

          (i) In the event Promisor's gross revenues from Summit's Assets in any month are equal to or greater than $2,000, it will pay Note Holder the minimum payment of $2,000 or 50% of such revenues whichever is greater, for that month as required in paragraph l(a).

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          (ii) In the event that Promisor's gross revenues from Summit's Assets in a particular month do not exceed the minimum $2,000 required payment, then the Promisor shall pay Note Holder the total gross revenues received, and, having, done so, it will not be deemed to have been in default unless such shortfall shall occur for two consecutive months at which time it will be deemed to be in default.

        (b) It is further understood that in the event of default under paragraph 5(a)(i) or 5(a)(ii), above, Note Holder shall have its full rights under the Security Agreement, attached hereto as Exhibit 3, and that it may execute only on Summit's assets as described in the Security Agreement.

     6. Promisor shall provide Note Holder with a detailed accounting on the fifteenth of each month commencing June 15, 2001 in a form sufficient to fully and completely inform Note Holder of the payments due hereunder. Tony Cranford and Thomas Sawyer shall certify each such detailed accounting, as true, correct. and accurate by signing the same. Failure to provide such accounting shall be deemed to be an event of default.

     7. An event of default shall occur if Promisor falls to make any payments or satisfy or perform any obligations as and when required under the terms of this Promissory Note and the Security Agreement securing this Promissory Note. Promisor shall have a grace period of 15 calendar days to correct any event of default. The grace period shall commence on the date. Note Holder delivers written notice of such event of default to Promisor. Notice shall be considered delivered upon hand delivery to Promisor, confirmed facsimile delivery to Promisor at both (303) 237-0686 and (303) 567-0163, or three days after deposit of such notice in the U.S. Mail, first class, proper postage prepaid as follows:

          Leif A. Nelson, Esq.                        Ten Stix, Inc.
          Leif A. Nelson, P.C.                        P.O. Box 699
          710 Kipling Street #402                     Idaho Springs, CO
          Lakewood, CO 80215                          FAX: (303) 567-0163
          FAX: 303-237-0686

     8. Payments received for application to this Promissory Note shall be applied first to the payment of late charges. if any, second to the payment of accrued interest, if any, and the balance applied in reduction of the principal amount hereof.

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     9. If any payment required by this Promissory Note is not paid when due, or upon the occurrence of any other event of default. as defined above, the entire amount due hereunder shall at once become due and payable at the option of the Note Holder (Acceleration); and the indebtedness shall bear interest at the rate of 8% per annum from the date of such default.

     10. Promisor may prepay the principal amount outstanding under this Promissory Note, in whole or in part, at any time without penalty. Any partial prepayment shall be applied against the principal amount outstanding and shall not postpone the due date of any subsequent payments or change the amount of such payments.

     11. Upon default, or upon the insolvency, assignment for the benefit of creditors, or the commencement of bankruptcy, reorganization, receivership or insolvency proceedings by or against Promisor, then or at anytime thereafter during the continuance thereof. Note Holder may declare the entire principal amount hereof, together with all accrued and unpaid interest thereon, to be immediately due and payable.

     12. This Promissory Note may not be amended, modified, or changed, nor shall any waiver of any provision hereof be effected, except only by an instrument in writing and signed by the party against whom enforcement or any waiver, amendment, change, modification or discharge is sought.

     13. No failure on the part of the Note Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver of any such right; nor shall any single or partial exercise by Note Holder of any right hereunder preclude the exercise of any other right. The remedies herein provided for are cumulative and not exclusive of any remedies provided by law.

     14. This Promissory Note is to be construed in accordance with the laws of the State of Colorado. In the event of default, Promisor and Note Holder consent to the enforcement of this Promissory Note in the District Court for the City and County of Denver, Colorado and waive any rights to contest venue or jurisdiction of that court. Moreover, to the maximum extent permitted by Colorado law, Promisor hereby consents to and shall be deemed to have confessed to the entry of judgment by said District Court upon the occurrence or nonoccurrence of any event giving rise to an event of default as set forth in this Promissory Note if that event of default has not been cured within the allowed grace period.

     15. This Promissory Note is secured by a Security Agreement and UCC Financing Statement (the "Security Documents"), each effective as of the date hereof, executed by Promisor, encumbering the property described therein.

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     16. Except as limited by the last sentence of paragraph 5(b), above, the rights or remedies of Note Holder as provided in this Promissory Note and the Security Documents shall be cumulative and concurrent and may be pursued singly, successively, or together against the Promisor, the secured items and collateral described in the Security Documents, and any other funds, property or security held by Promisor for the payment hereof or otherwise at the sole discretion of Note Holder. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release of such rights or remedies or the right to exercise them at any later time.

     17. Promisor hereby waives and renounces for itself, its successors and assigns, all rights to the benefit of any statute of limitations and any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption appraisement and exemption now provided, or which may hereafter be provided by the Constitution and laws of the United States of America and of any state thereof, against the enforcement and collection of the obligations evidenced by this Promissory Note.

     20. Promisor and any other persons liable or to become liable on this Promissory Note, agree to pay all costs of collection, including reasonable attorneys' fees, and all costs of suit in case the unpaid principal sum of this Promissory Note or any payment of interest or principal and interest thereon is not paid when due or in case it becomes necessary to protect the security for the indebtedness evidenced hereby or in the event Note Holder is made a party to any litigation because of the existence of the indebtedness evidenced by this Promissory Note or because of the existence of the Security Documents whether suit be brought or not and whether through courts of original jurisdiction as well as in courts of appellate jurisdiction or through bankruptcy court or other legal proceedings.

     IN WITNESS WHEREOF, Promisor has caused this Promissory Note to be executed as of the date and year first above written.

                                             Ten Stix, Inc.

                                            By: /s/  Thomas Sawyer
                                                --------------------------------
                                                     Thomas Sawyer, President

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